As filed with the Securities and Exchange Commission on May 30, 2018

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	59-3553710
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

14193 NW 119th Terrace, Suite #10

Alachua, Florida 32615

(386) 462-2204

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Susan B. Washer

President and Chief Executive Officer

Applied Genetic Technologies Corporation

14193 NW 119th Terrace, Suite #10

Alachua, Florida 32615

(Name and address of agent for service)

(386) 462-2204

(Telephone number, including area code, of agent for service)

Copies to:

Stacie S. Aarestad, Esq. Hemmie Chang, Esq. Foley Hoag LLP 155 Seaport Boulevard Boston, Massachusetts 02210 Telephone: (617) 832-1000 Telecopy: (617) 832-7000	Andrew D. Ashe General Counsel Applied Genetic Technologies Corporation One Kendall Square, 1400W Cambridge, MA 02139

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share				—
Preferred Stock, par value $0.001 per share				—
Debt Securities				—
Warrants				—
Units(4)				—
Total			$125,000,000(3)	$15,562.50(5)

(1)	We are registering an indeterminate amount or number of the securities of each identified class as we may from time to time issue at indeterminate prices, including securities issuable upon conversion, exercise, exchange, redemption, repurchase or settlement of other securities. Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional securities issuable by reason of any stock split, stock dividend or similar transaction, including anti-dilution provisions.
(2)	Omitted pursuant to General Instruction II.D. of Form S-3.
(3)	Calculated in accordance with Rule 457(o) under the Securities Act.
(4)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.
(5)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the total registration fee due hereunder by $14,525, which represents a portion of the registration fee previously paid with respect to $125,000,000 of unsold securities (the “Unsold Securities”) previously registered on the registrant’s registration statement on Form S-3 (File No. 333-204064) filed with the Securities and Exchange Commission on May 11, 2015 and declared effective on May 20, 2015 (the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement shall be deemed terminated as of the date of the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	a base prospectus which covers the offering, issuance and sale by the registrant of up to $125,000,000 of the registrant’s common stock, preferred stock, debt securities, warrants and/or units; and

•	a sales agreement prospectus covering the offering, issuance and sale by the registrant of up to $25,000,000 of the registrant’s common stock that may be issued and sold under a sales agreement with Cantor Fitzgerald & Co. (“Cantor”).

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus. The common stock that may be offered, issued and sold by the registrant under the sales agreement prospectus is included in the $125,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated

May 30, 2018

PROSPECTUS

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell securities from time to time in one or more offerings of up to $125,000,000 in aggregate offering price. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that sale and that may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

The securities may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “About This Prospectus” and “Plan of Distribution” for more information. No securities may be sold by us without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

We are an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.” On May 24, 2018, the last reported sale price of our common stock on the Nasdaq Global Market was $4.50 per share. There is currently no market for the other securities we may offer.

Investing in these securities involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $125,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add to, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street address are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and related prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the relevant document.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus refer collectively to Applied Genetic Technologies Corporation, a Delaware corporation.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. In addition, any statements that refer to our plans to develop and commercialize our clinical stage product candidates; our ongoing and planned preclinical studies and clinical trials; the timing of the completion of our clinical trials and the availability of results from such trials; our ability to establish and maintain collaborations for our product candidates; our receipt of payments related to the milestone events, when expected or at all; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; the rate and degree of market acceptance and clinical utility of our products; our intellectual property position; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; and the use of proceeds from this offering are forward-looking statements.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. See the “Risk Factors” section of this prospectus and our most recent annual report on form 10-K, as amended, for more information. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUMMARY

This section contains a general summary of the information contained in this prospectus. It may not include all of the information that is important to you. You should read the entire prospectus, any accompanying prospectus supplement and the documents incorporated by reference before making an investment decision.

Overview

We are a clinical-stage biotechnology company that uses a proprietary gene therapy platform to develop transformational genetic therapies for patients suffering from rare and debilitating diseases. Our initial focus is in the field of ophthalmology, where we have active clinical programs in X-linked retinoschisis (XLRS), X-linked retinitis pigmentosa (XLRP), and achromatopsia (ACHM) and a preclinical program in optogenetics. In addition to ophthalmology, we have recently initiated preclinical programs in adrenoleukodystrophy (ALD), which is a disease of the central nervous system (CNS) and otology. With a number of important clinical milestones on the horizon, we believe we are well positioned to advance multiple programs towards pivotal studies. In addition to our product pipeline, we have also developed broad technological capabilities both internally and through our collaborations with 4D Molecular Therapeutics (4DMT), Synpromics Limited (Synpromics), and the University of Florida, which provide us with expertise in vector design and manufacturing as well as synthetic promoter development and optimization. Finally, our partnership with Biogen, which includes our clinical XLRS and XLRP programs, a discovery program in ALD and two ophthalmology programs, validates our approach and technology, and provides us with cash runway to advance our wholly owned candidates.

Our strategy

Our objective is to become a leader in developing and commercializing gene therapy treatments for patients with severe diseases, with an initial focus in ophthalmology, and thereby provide a better life for patients with these diseases. Our strategy to accomplish this goal is to:

•	Develop and commercialize gene therapies in orphan ophthalmology. Our lead product candidates are treatments for the severe orphan eye diseases XLRS, ACHM, and XLRP. Given the severity of these diseases and the current lack of treatment options, a one-time-treatment alternative that corrects the underlying genetic defect would provide superior long-term value for patients, their families and the healthcare system more broadly.

•	Expand our position in ophthalmology.

•	Continue our leadership position in orphan ophthalmology. We have developed significant experience in the orphan ophthalmology space through our work on XLRS, ACHM, XLRP and Lebers Congenital Amourosis Type 2 (LCA2) and have significantly advanced our knowledge and experience through the programs that we have advanced to the clinic since our initial public offering.

•

Seek opportunities for strategic partnerships and acquisitions in ophthalmology gene therapy. On July 1, 2015, we entered into a broad collaboration and license agreement with Biogen to develop gene-based therapies for our XLRS and XLRP programs and three discovery programs. In February 2017, we entered into a collaboration agreement with Bionic Sight to develop an optogenetic product candidate for patients with advanced retinal disease. We will seek to develop a new optogenetic therapy that leverages our deep experience in gene therapy and ophthalmology and Bionic Sight’s innovative neuro-prosthetic device and algorithm for retinal coding. We believe there may be additional opportunities for us to partner with companies and academic groups. We expect that our breadth of experience in research, manufacturing, clinical and regulatory matters will help us to identify and execute in-licenses, co-development agreements, intellectual property acquisitions or manufacturing agreements that would further extend our leadership position in ophthalmology gene therapy.

•	Extend our expertise in adeno-associated virus, or AAV, vector design, manufacturing and delivery. We believe that our understanding of our target indications and our robust internal expertise in viral vector design including the identification of novel capsids and the optimization of genes and promoters, physical vector delivery, vector manufacturing, clinical trial design and clinical trial conduct are significant competitive advantages. We intend to continue to devote substantial resources both internally and with others, such as our external research collaborations with 4DMT and University of Florida, to identify next generation capsids and to develop optimized promoters through our collaboration with Synpromics. We are also expanding our discovery capabilities to further enhance our ability to develop next generation products.

•	Expand our manufacturing capabilities. We continue to invest in the development and expansion of our internal manufacturing capabilities. Our new process development and pilot manufacturing facility is now operational, and as we advance further into clinical development we plan to further develop our internal manufacturing capabilities. We have decreased our dependence on a single contract manufacturer by qualifying and contracting with multiple backup contractors. Further, we continue to invest in process and analytical improvements that we expect to lead to higher manufacturing yields and robust quality control of our final products. We believe these investments will facilitate the more rapid advancement of our product candidates through regulatory approval while reducing risk, and will enhance the therapeutic and commercial potential of our gene therapy platform.

•	Pursue orphan indications with high unmet medical need and strong probability of a streamlined clinical, regulatory and commercial pathway. We will continue to focus on diseases for which the underlying genetic defect is well characterized and can be addressed by correcting or inserting a single gene, for which predictive animal models exist and for which clinical endpoints are objective and are accepted by the FDA. We believe that focusing on these types of indications will enable us to obtain data more rapidly and accelerate clinical studies and regulatory approval of our products. Given the relatively low prevalence of patients who have each of these orphan diseases and the strong key opinion leader communities and patient advocacy groups around them, we also believe these markets can be served with a small, targeted commercial infrastructure.

•	Evaluate opportunities to leverage our gene therapy platform to address indications outside of ophthalmology. We intend to develop and partner selectively to expand the scope of our pipeline and the utilization of our gene therapy platform beyond ophthalmology. The adaptability of our platform also presents an opportunity for us to selectively form collaborative alliances to expand our capabilities and product offerings into a range of genetically defined diseases and potentially to accelerate the development and commercialization of gene therapy products more broadly. Also, we have ongoing preclinical efforts in otology and a partnered programs in CNS for which we intend to use our platform capabilities to develop potential therapies.

We were incorporated in Florida in January 1999 and reincorporated in Delaware in October 2003. On April 1, 2014, we completed our initial public offering of our common stock, which is traded on the Nasdaq Global Market under the symbol “AGTC.” Our principal executive offices are located at 14193 NW 119th Terrace, Suite #10, Alachua, Florida 32615, and our telephone number is (386) 462-2204. Our corporate website address is www.agtc.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Securities That May Be Offered

With this prospectus, we may offer securities with an aggregate offering price of up to $125,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the offering.

Risks Affecting Us

Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our most recent Annual Report on Form 10-K, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

Ratio of Earnings to Fixed Charges and Ratio of Combined Fixed Charges and Preferred Stock Dividends to Earnings

Our earnings have been insufficient to cover fixed charges for each of the periods presented other than the fiscal year ended June 30, 2017. The following table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. Because of the deficiency, ratio information is not applicable for periods other than the fiscal year ended June 30, 2017. For purposes of this calculation, “earnings” consist of income (loss) from continuing operations before taxes plus fixed charges. “Fixed charges” consist of the sum of capitalized interest expense, amortization of capitalized expenses related to indebtedness and the component of rental expense believed by management to be representative of the interest factor for those amounts. Dollar amounts shown are in thousands.

	Year Ended
	June 30, 2017	June 30, 2016	June 30, 2015	Nine Months Ended March 31, 2018
Ratio of Earnings to Fixed Charges(1)	77	—	—	—
Coverage (deficiency) excess	$2,739	$(1,381)	$(24,318)	$(14,855)

(1)	We did not have any issued and outstanding preferred stock during the periods indicated. Consequently, we have not declared any dividends on outstanding preferred stock and our ratio of combined fixed charges and preference dividends to earnings is the same as our deficiency of earnings available to cover fixed charges.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of disclosure and other requirements that are reduced in comparison with those otherwise applicable generally to public companies. These provisions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements;

•	not being required to hold a non-binding advisory vote on executive compensation or obtain stockholder approval of any golden parachute arrangements not previously approved; and

•	exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting.

We may take advantage of these exemptions for up to five years from the date of our initial public offering of common stock in 2014 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we have more than $700 million in market value of our stock held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of certain reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus, any related prospectus supplement or any related free writing prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and any current reports on Form 8-K filed subsequent to the end of the year covered by such annual report, together with any amendments or supplements thereto, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors (if any) and other information contained in any applicable prospectus supplement or free writing prospectus, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Cautionary Note Regarding Forward-Looking Statements.” Additional risks not known to us or that we believe are immaterial may also significantly impair our business operations and could result in a loss of all or part of your investment in the offered securities.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, commercialization and distribution expenditures, manufacturing expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, and the repayment, refinancing, redemption or repurchase of future indebtedness or capital stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of March 31, 2018, we had 18,115,826 shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding, and 3,096,143 shares of common stock potentially issuable pursuant to outstanding stock options. As of March 31, 2018, there were 35 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

The following summary of certain provisions of our common and preferred stock does not purport to be complete. You should refer to our certificate of incorporation, as amended and supplemented to date, and our by-laws, included as exhibits to our most recent Annual Report on Form 10-K or incorporated by reference into this prospectus. The summary below is also qualified by provisions of applicable law.

Common Stock

Voting rights. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. The election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other matters subject to a vote by our stockholders are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our common stock does not have cumulative voting rights.

Dividends. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.

Liquidation and dissolution. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

Other rights and restrictions. Our certificate of incorporation does not permit us to redeem shares of our common stock at our election, provide for a sinking fund with respect to our common stock or provide for the granting of preemptive rights to any stockholder. All outstanding shares are fully paid and nonassessable.

Preferred Stock

Our board of directors is authorized, without stockholder approval, from time to time to issue up to 5,000,000 shares of preferred stock in one or more series, each of the series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as the board of directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock. Currently, we have no shares of preferred stock outstanding.

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the specific terms of the preferred stock, including, if applicable, the following:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price at which the preferred stock will be issued;

•	the dividend rate, period and payment date, and method of calculation for dividends;

•	whether dividends will be cumulative and, if cumulative, the date from which dividends will accumulate;

•	the relative ranking and preference of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase and any restrictions on our ability to exercise those redemption and repurchase rights;

•	the listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock and, if convertible, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities and, if exchangeable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The preferred stock could have other rights, including economic rights that are senior to our common stock that could adversely affect the market value of our common stock. The issuance of the preferred stock may also have the effect of delaying, deferring or preventing a change in control of us without any action by the shareholders.

Options

As of March 31, 2018, options to purchase 3,096,143 shares of our common stock were outstanding under our equity compensation plans, at a weighted average exercise price of $11.24 per share.

Registration Rights

Under the terms of an investor rights agreement between us and certain of our stockholders, the holders of shares of common stock issued upon conversion of all series of our former convertible preferred stock at the closing of our initial public offering, or their transferees, have the right to require us to register their shares with the SEC so that those shares may be publicly resold, or to include their shares in certain registration statements we file.

Demand registration rights. The holders who in the aggregate hold more than 50% of the shares having registration rights have the right to demand that we file up to two resale registration statements. These registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances.

Form S-3 registration rights. If we are eligible to file a registration statement on Form S-3, each holder of shares having registration rights has the right to demand that we file up to two resale registration statements per year for such holder on Form S-3 so long as the aggregate offering price, net of any underwriters’ discounts or commissions, of securities to be sold under the registration statement on Form S-3 is at least $3,000,000, subject to specified exceptions, conditions and limitations.

“Piggyback” registration rights. If we register any securities for public sale, stockholders with registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of shares included in such offering for the account of stockholders with registration rights.

Expenses of registration. We will pay all expenses, other than underwriting discounts and commissions, relating to all demand registrations, Form S-3 registrations and piggyback registrations.

Expiration of registration rights. The registration rights described above will terminate upon the earlier of April 1, 2019 and, as to a given holder of registrable securities, when such holder of registrable securities, together with its affiliates, holds less than 1% of the outstanding shares of our common stock and all of such holder’s and such holder’s affiliates’ registrable securities may be sold during a 90-day period pursuant to Rule 144 promulgated under the Securities Act.

If our stockholders with registration rights cause a large number of securities to be registered and sold in the public market, those sales could cause the market price of our common stock to fall. If we were to initiate a registration and include registrable securities because of the exercise of registration rights, the inclusion of registrable securities could adversely affect our ability to raise capital. The requisite stockholders have waived, on behalf of all stockholders with registration rights, the right to have registrable shares registered under the Securities Act as part of this registration.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter and By-laws

Provisions of Delaware law and our certificate of incorporation and by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years before the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors and some of our officers. Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Our certificate of incorporation and by-laws also provide for our board of directors to be divided into three classes, with each class serving staggered three-year terms. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.”

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or information incorporated by reference, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer any particular series of debt securities, a prospectus supplement or information incorporated by reference, as applicable, will explain the terms of those debt securities, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement and information incorporated by reference, as they will indicate the general terms and provisions that apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement or information incorporated by reference, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement or information incorporated by reference relating to such series.

We can issue an unlimited amount of debt securities under the indenture, and those securities may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. With respect to any series of debt securities we offer, we will set forth in a prospectus supplement or information incorporated by reference the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder or holders of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificates issued in definitive form or as one or more global securities representing the entire issuance, as described under “Forms of Securities,” below;

•	the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium (if any) and interest on the debt securities will be made;

•	if payments of principal of, premium (if any) or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•	the manner in which the amounts of payment of principal of, premium (if any) or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	United States federal income tax consequences related to the debt securities;

•	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information regarding any special considerations applicable to any of these debt securities in the applicable prospectus supplement or information incorporated by reference.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium (if any) and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement or information incorporated by reference.

Transfer and Exchange; Global Securities

Each debt security may be represented by either a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of debt securities, as described below under “Forms of Securities” and in Section 2.14 of the form of indenture.

If we issue certificated debt securities, you may transfer or exchange such certificates at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. You may effect the transfer of certificated debt securities and the right to receive the principal of, and premium (if any) and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either the reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Payment and Paying Agents

Unless otherwise indicated in a prospectus supplement or information incorporated by reference, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the record date for the applicable payment. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also add, replace or terminate paying agents from time to time, or change the office of any paying agent, as set forth in a prospectus supplement or information incorporated by reference. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Covenants

We will set forth in the applicable prospectus supplement or information incorporated by reference any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement or information incorporated by reference, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•	we are the surviving corporation or the successor person is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on any debt securities and under the related indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•	default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement or information incorporated by reference.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement or information incorporated by reference relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture as described above under “Description of the Debt Securities—Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•	reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•	waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or interest on any debt security payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge of Indenture; Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Satisfaction and Discharge. The indenture provides that we may be discharged from our obligations under the indenture with respect to a series of debt securities (subject to certain exceptions) when, among other things, all of the debt securities of that series have been delivered to the trustee for cancellation and we have paid or caused to be paid all other sums payable under the indenture with respect to such debt securities, or, alternatively, when the following conditions (among others) are met:

•	all of the debt securities of that series that have not been delivered for cancellation have become due and payable, or will become due and payable within one year, or have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee;

•	we have deposited with the trustee, in trust, funds in an amount sufficient to pay and discharge each installment of principal (including mandatory sinking fund or analogous payments) of and interest on all the securities of such series on the dates such installments of principal or interest are due; and

•	we have paid or caused to be paid all other sums payable under the indenture with respect to such debt securities.

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may omit to comply with the covenant described above under “Description of the Debt Securities—Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement or information incorporated by reference; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (a “covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal (including any mandatory sinking fund or analogous payments) of and interest on the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock, debt securities or any combination of the foregoing, either individually or as units comprised of two or more other securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. Any warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. We may also add, replace, or terminate warrant agents from time to time.

The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. When warrants are offered, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of any warrants offered, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to the issue. Those terms may include:

•	the title and number of warrants;

•	the price or prices at which the warrants will be issued and may be exercised, including any provisions for the exercise of the warrants without payment of cash;

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value, number and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

•	the number of units purchasable upon exercise of warrants to purchase units, the securities comprising such units and their terms, and the exercise price for the warrants;

•	any provisions for adjustment in the number, type or amount of securities purchasable upon exercise of the warrants or the exercise price of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered or bearer form;

•	whether registered warrants will be issued in the form of a certificate issued in definitive form or as one or more global securities representing the entire issuance of warrants, as described under “Forms of Securities,” below;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	United States federal income tax consequences applicable to the warrants;

•	the identity of the warrant agent, if any; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of common stock or preferred stock warrants will not be entitled to:

•	vote, consent or receive dividends or other distributions (including upon any liquidation, dissolution or winding up of the company);

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will therefore not be entitled to payments of principal (or premium, if any) or interest, if any, and may not enforce covenants in any applicable indenture.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock or units at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement, information incorporated by reference or free writing prospectus. Unless we otherwise specify in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. After such specified time on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise.

DESCRIPTION OF UNITS

We may issue units consisting of our common stock, preferred stock, debt securities, and/or warrants to purchase any of these securities in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units, information incorporated by reference or a related free writing prospectus. Each unit agent will act solely as our agent in connection with the certificates relating to the units and will not assume any obligation or relationship of agency or trust with any holders of unit certificates or beneficial owners of units. We may also add, replace, or terminate unit agents from time to time.

The following description, together with the additional information included in any applicable prospectus supplement, information incorporated by reference or free writing prospectus, summarizes the general features of the units that we may offer under this prospectus. When units are offered, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the terms of any units offered, which may differ from and will modify or replace the terms described below. We urge you to read the applicable prospectus supplement, information incorporated by reference and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

The particular terms of any issue of units will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to the issue. Those terms may include:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities composing the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	whether the units will be issued in the form of a certificate issued in definitive form or as one or more global securities representing the entire issuance of units, as described under “Forms of Securities,” below;

•	United States federal income tax consequences applicable to the units; and

•	any other terms of the units and their constituent securities.

FORMS OF SECURITIES

General

Each debt security, warrant, and unit will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement, information incorporated by reference or free writing prospectus provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, warrants or units in the form of one or more fully registered global securities, bearing all applicable legends, to be deposited with and registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, information incorporated by reference or free writing prospectus. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for certificated securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement, information incorporated by reference or free writing prospectus relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ global accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ global abilities to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. These procedures may change from time to time. We understand that, under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or the unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be qualified to serve as a depositary, and a qualified successor depositary is not appointed by us within 90 days, we will issue certificated securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent or unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus to or through underwriters or dealers, directly to purchasers, through agents or through a combination of any these methods. We may distribute the securities in one or more transactions, include block transactions, at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, negotiated prices or prices determined by competitive bids. The prospectus supplement, information incorporated by reference or a related free writing prospectus will include the following information, to the extent applicable:

•	the terms of the offering, including any option to purchase additional securities;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any exchange on which the securities will be listed.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us. We may engage in block transactions on any stock exchange or other market where the securities may be traded.

We may issue to our shareholders, on a pro rata basis for no consideration, subscription rights to purchase our securities. These subscription rights may or may not be transferable by shareholders. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will describe the specific terms of any offering of our securities through the issuance of subscription rights, including the terms of the subscription rights offering, the terms, procedures and limitations relating to the exchange and exercise of the subscription rights and, if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of securities through the issuance of subscription rights.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers for whom they may act as agent.

Underwriters may sell our securities to or through dealers. These dealers may receive compensation in the form of discounts, commissions or concessions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers are used in the sale of securities offered through this prospectus, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. Dealers engaged by us may allow other dealers to participate in resales. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will include the names of the dealers and the terms of the transaction.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us, as well as any profit on their resale of our securities, may be treated as underwriting compensation under the Securities Act.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement information, incorporated by reference or free writing prospectus will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement, information incorporated by reference or free writing prospectus.

Delayed Delivery Contracts

If the prospectus supplement, information incorporated by reference or free writing prospectus indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement, information incorporated by reference or free writing prospectus. The applicable prospectus supplement, information incorporated by reference or free writing prospectus will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement, information incorporated by reference or free writing prospectus states otherwise, each series of offered securities, other than common stock, will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Shorts sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us, if any, in the offering. If the underwriters have an option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their option to purchase additional securities or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the option to purchase additional securities. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an option to purchase additional securities. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Passive Market Making

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market-making transactions in our securities on the Nasdaq Global Market in accordance with Rule 103 of

Regulation M before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement, information incorporated by reference or free writing prospectus.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

We may agree to indemnify underwriters, dealers and agents against civil liabilities arising out of this prospectus and any applicable prospectus supplement, information incorporated by reference or free writing prospectus, including liabilities under the Securities Act, and to contribute to payments which the underwriters, dealers and agents may be required to make relating to those liabilities.

Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The legality of the securities offered hereby will be passed upon for us by Foley Hoag LLP of Boston, Massachusetts.

EXPERTS

The financial statements and the related financial statement schedule of Applied Genetic Technologies Corporation as of June 30, 2017 and 2016 and for each of the years in the three-year period ended June 30, 2017, incorporated in this Prospectus by reference from the Applied Genetic Technologies Corporation Annual Report on Form 10-K for the year ended June 30, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Applied Genetic Technologies Corporation, that file electronically with the SEC. You may access the SEC’s website at http://www.sec.gov.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We do not incorporate the contents of our website into this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. The following documents are incorporated by reference into this prospectus:

•	our annual report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on September 13, 2017, as amended by the amendment to our annual report on Form 10-K/A, filed on October 27, 2017;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 7, 2017;

•	our quarterly report on Form 10-Q for the quarter ended December 31, 2017, filed with the SEC on February 9, 2018;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 8, 2018;

•	our current report on Form 8-K filed with the SEC on July 18, 2017;

•	our current report on Form 8-K filed with the SEC on August 2, 2017;

•	our current report on Form 8-K filed with the SEC on August 17, 2017;

•	our current report on Form 8-K filed with the SEC on December 15, 2017;

•	our current report on Form 8-K filed with the SEC on December 21, 2017;

•	our current report on Form 8-K filed with the SEC on March 2, 2018; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 24, 2014.

In addition, we incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after (1) the date of the initial registration statement and prior to the effectiveness of the registration statement and (2) the date of effectiveness of the registration statement until the date on which this registration statement has been withdrawn. These documents will become a part of this prospectus from the date that the documents are filed with the SEC. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information filed or furnished pursuant to Item 2.02 or Item 7.01, unless such Form 8-K expressly provides to the contrary.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request copies of these filings, at no cost, by writing to us at Applied Genetic Technologies Corporation, 14193 NW 119th Terrace, Suite #10, Alachua, Florida 32615, Attention: General Counsel.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our securities, you should read the prospectus and the exhibits filed with the registration statement, as well as all prospectus supplements.

APPLIED GENETIC TECHNOLOGIES CORPORATION

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

                    , 2018

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated

May 30, 2018

PROSPECTUS

Up to $25,000,000 of Shares of

Common Stock

We have entered into a sales agreement with Cantor Fitzgerald & Co., or Cantor, dated May 30, 2018, relating to the sale of shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, under this prospectus we may offer and sell shares of our common stock, $0.01 par value per share, having an aggregate offering price of up to $25,000,000 from time to time through Cantor, acting as our agent.

Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Cantor is not required to sell any specific number or dollar amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between Cantor and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Cantor will be entitled to compensation at a commission rate of 3.0% of the gross sales price of the shares sold under the sales agreement. See “Plan of Distribution” beginning on page 11 for additional information regarding the compensation to be paid to Cantor. In connection with the sale of the common stock on our behalf, Cantor may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act.

We are an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.” On May 24, 2018, the last reported sale price of our common stock on the Nasdaq Global Market was $4.50 per share.

Investing our common stock involves significant risks. See “Risk Factors” included on page 4 of this prospectus and in the documents incorporated by reference in this prospectus, and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell shares of our common stock having an aggregate offering price of up to $25,000,000 under this prospectus at prices to be determined by market conditions at the time of the offering.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” and in any free writing prospectus that we may authorize to be distributed to you These documents contain important information that you should consider when making your investment decision.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street address are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus, including any information incorporated by reference, and any related free writing prospectus filed by us with the SEC. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and in any related prospectus supplement filed by us with the SEC. We and Cantor take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of the relevant document.

Unless otherwise stated or unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the Company” in this prospectus refer collectively to Applied Genetic Technologies Corporation, a Delaware corporation.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the information incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering include “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. In addition, any statements that refer to our plans to develop and commercialize our clinical stage product candidates; our ongoing and planned preclinical studies and clinical trials; the timing of the completion of our clinical trials and the availability of results from such trials; our ability to establish and maintain collaborations for our product candidates; our receipt of payments related to the milestone events, when expected or at all; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; the rate and degree of market acceptance and clinical utility of our products; our intellectual property position; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding expenses, future revenues, capital requirements and needs for additional financing; and the use of proceeds from this offering are forward-looking statements.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. See the “Risk Factors” section of this prospectus and our most recent annual report on form 10-K, as amended, for more information. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

iii

PROSPECTUS SUMMARY

This section contains a general summary of the information contained in this prospectus. It may not include all of the information that is important to you. You should read the entire prospectus and the documents incorporated by reference before making an investment decision.

Overview

We are a clinical-stage biotechnology company that uses a proprietary gene therapy platform to develop transformational genetic therapies for patients suffering from rare and debilitating diseases. Our initial focus is in the field of ophthalmology, where we have active clinical programs in X-linked retinoschisis (XLRS), X-linked retinitis pigmentosa (XLRP), and achromatopsia (ACHM) and a preclinical program in optogenetics. In addition to ophthalmology, we have recently initiated preclinical programs in adrenoleukodystrophy (ALD), which is a disease of the central nervous system (CNS) and otology.

We were incorporated in Florida in January 1999 and reincorporated in Delaware in October 2003. On April 1, 2014, we completed our initial public offering of our common stock, which is traded on the Nasdaq Global Market under the symbol “AGTC.” Our principal executive offices are located at 14193 NW 119th Terrace, Suite #10, Alachua, Florida 32615, and our telephone number is (386) 462-2204. Our corporate website address is www.agtc.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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The Offering

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price of up to $25,000,000.

Manner of Offering	“At the market” offering that may be made from time to time through our sales agent, Cantor. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering, together with our other cash resources, for working capital and general corporate purposes. See “Use of Proceeds.”

Risk Factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.

Nasdaq Global Market Symbol	AGTC

Risks Affecting Us

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we may take advantage of disclosure and other requirements that are reduced in comparison with those otherwise applicable generally to public companies. These provisions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements;

•	not being required to hold a non-binding advisory vote on executive compensation or obtain stockholder approval of any golden parachute arrangements not previously approved; and

•	exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting.

We may take advantage of these exemptions for up to five years from the date of our initial public offering of common stock in 2014 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company if we have more than $1.07 billion in annual revenue, we have more than

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$700 million in market value of our stock held by non-affiliates or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of certain reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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RISK FACTORS

Investing in our common stock involves significant risks. In deciding whether to invest, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors, as well as the other information contained in this prospectus and in our filings with the SEC that we have incorporated by reference in this prospectus, such as our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, and in other documents that we have filed or subsequently will file with the SEC that are incorporated by reference. Any of the following risks could have a material adverse effect on our business, financial condition, results of operations and prospects and cause the value of our stock to decline, which could cause you to lose all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to This Offering

Future sales of shares of our common stock, including by us or our directors and executive officers or shares issued upon the exercise of currently outstanding options or warrants, could cause the market price of our common stock to drop significantly, even if our business is doing well.

A substantial portion of our outstanding common stock can be traded without restriction at any time. In addition, a portion of our outstanding common stock is currently restricted as a result of federal securities laws, but can be sold at any time subject to applicable volume limitations. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, by us or others, could reduce the market price of our common stock. In addition, we have a significant number of options and warrants to purchase shares of our common stock outstanding. The exercise of these options or warrants and the subsequent sale of the underlying common stock could cause a further decline in our stock price. These sales also might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. We cannot predict the size of future issuances or the effect, if any, that this offering or any future issuances may have on the market price for our common stock.

Our management may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return, if any.

Our management will have broad discretion over the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. You may not agree with the manner in which our management chooses to allocate and spend these net proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that do not produce significant income or investments that lose value.

In addition, the issuance from time to time of shares of our common stock in this offering, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Purchasers will experience immediate dilution in the book value per share of the common stock purchased in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common stock will be substantially higher than the net tangible book value per

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share of our outstanding common stock. After giving effect to the sale of shares of our common stock in the aggregate amount of $25,000,000 at an assumed offering price of $4.50 per share, the last sale price of our common stock on May 24, 2018 on the Nasdaq Global Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of March 31, 2018 would have been approximately $149.1 million or approximately $8.23 per share. This represents an immediate increase in net tangible book value of approximately $1.33 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $3.73 per share to purchasers of our common stock in this offering. In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities. Further, the exercise of outstanding options could result in further dilution to investors and any additional shares issued in connection with acquisitions will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $25,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain all available funds and future earnings, if any, to finance the growth and development of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future.

DILUTION

If you invest in our common stock in this offering, your interest will be diluted immediately to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2018 was $125.0 million, or $6.90 per share of our common stock, based on approximately 18,115,826 shares of our common stock then outstanding. After giving effect to the assumed sale by us of shares of our common stock in the aggregate amount of $25,000,000 at an assumed public offering price of $4.50 per share (the last sale price of our common stock on May 24, 2018 as reported on the Nasdaq Global Market), less the estimated commissions and estimated offering expenses payable by us, our net tangible book value at March 31, 2018 would have been $149.1 million, or $8.23 per share. This represents an immediate increase in net tangible book value of $1.33 per share to existing stockholders and an immediate dilution of $3.73 per share to investors in this offering. The following table illustrates this per share dilution. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$4.50
Net tangible book value per share as of March 31, 2018	$6.90
Increase per share attributable to new investors purchasing shares in this offering	$1.33
As adjusted net tangible book value per share after giving effect to this offering		$8.23

Dilution per share to new investors		$3.73

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of March 31, 2018, we had 18,115,826 shares of common stock issued and outstanding, no shares of preferred stock issued and outstanding, and 3,096,143 shares of common stock potentially issuable pursuant to outstanding stock options. As of March 31, 2018, there were 35 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees.

The following summary of certain provisions of our common and preferred stock does not purport to be complete. You should refer to our certificate of incorporation, as amended and supplemented to date, and our by-laws, included as exhibits to our most recent Annual Report on Form 10-K or incorporated by reference into this prospectus. The summary below is also qualified by provisions of applicable law.

Common Stock

Voting rights. Holders of our common stock are entitled to one vote per share held of record on all matters to be voted upon by our stockholders. The election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other matters subject to a vote by our stockholders are decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our common stock does not have cumulative voting rights.

Dividends. Subject to preferences that may be applicable to the holders of any outstanding shares of our preferred stock, the holders of our common stock are entitled to receive such lawful dividends as may be declared by our board of directors.

Liquidation and dissolution. In the event of our liquidation, dissolution or winding up, and subject to the rights of the holders of any outstanding shares of our preferred stock, the holders of shares of our common stock will be entitled to receive pro rata all of our remaining assets available for distribution to our stockholders.

Other rights and restrictions. Our certificate of incorporation does not permit us to redeem shares of our common stock at our election, provide for a sinking fund with respect to our common stock or provide for the granting of preemptive rights to any stockholder. All outstanding shares are fully paid and nonassessable.

Preferred Stock

Our board of directors is authorized, without stockholder approval, from time to time to issue up to 5,000,000 shares of preferred stock in one or more series, each of the series to have such rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as the board of directors may determine. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for others to acquire, or of discouraging others from attempting to acquire, a majority of our outstanding voting stock. Currently, we have no shares of preferred stock outstanding.

Options

As of March 31, 2018, options to purchase 3,096,143 shares of our common stock were outstanding under our equity compensation plans, at a weighted average exercise price of $11.24 per share.

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Registration Rights

Under the terms of an investor rights agreement between us and certain of our stockholders, the holders of shares of common stock issued upon conversion of all series of our former convertible preferred stock at the closing of our initial public offering, or their transferees, have the right to require us to register their shares with the SEC so that those shares may be publicly resold, or to include their shares in certain registration statements we file.

Demand registration rights. The holders who in the aggregate hold more than 50% of the shares having registration rights have the right to demand that we file up to two resale registration statements. These registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares included in any such registration under certain circumstances.

Form S-3 registration rights. If we are eligible to file a registration statement on Form S-3, each holder of shares having registration rights has the right to demand that we file up to two resale registration statements per year for such holder on Form S-3 so long as the aggregate offering price, net of any underwriters’ discounts or commissions, of securities to be sold under the registration statement on Form S-3 is at least $3,000,000, subject to specified exceptions, conditions and limitations.

“Piggyback” registration rights. If we register any securities for public sale, stockholders with registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of shares included in such offering for the account of stockholders with registration rights.

Expenses of registration. We will pay all expenses, other than underwriting discounts and commissions, relating to all demand registrations, Form S-3 registrations and piggyback registrations.

Expiration of registration rights. The registration rights described above will terminate upon the earlier of April 1, 2019 and, as to a given holder of registrable securities, when such holder of registrable securities, together with its affiliates, holds less than 1% of the outstanding shares of our common stock and all of such holder’s and such holder’s affiliates’ registrable securities may be sold during a 90-day period pursuant to Rule 144 promulgated under the Securities Act.

If our stockholders with registration rights cause a large number of securities to be registered and sold in the public market, those sales could cause the market price of our common stock to fall. If we were to initiate a registration and include registrable securities because of the exercise of registration rights, the inclusion of registrable securities could adversely affect our ability to raise capital. The requisite stockholders have waived, on behalf of all stockholders with registration rights, the right to have registrable shares registered under the Securities Act as part of this registration.

Anti-Takeover Effects of Provisions of Delaware Law and Our Charter and By-laws

Provisions of Delaware law and our certificate of incorporation and by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

We must comply with Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested

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stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to an interested stockholder. An “interested stockholder” includes a person who, together with affiliates and associates, owns, or did own within three years before the determination of interested stockholder status, 15% or more of the corporation’s voting stock. The existence of this provision generally will have an anti-takeover effect for transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Our certificate of incorporation and by-laws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. In addition, special meetings of our stockholders may be called only by the board of directors and some of our officers. Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Our certificate of incorporation and by-laws also provide for our board of directors to be divided into three classes, with each class serving staggered three-year terms. These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management.

Listing on the Nasdaq Global Market

Our common stock is listed on the Nasdaq Global Market under the symbol “AGTC.”

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the Nasdaq Listing Rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

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PLAN OF DISTRIBUTION

We have entered into a Controlled Equity OfferingSM Sales Agreement, or the sales agreement, with Cantor, under which we may issue and sell from time to time shares of our common stock having an aggregate gross sales price of up to $25,000,000 through Cantor as our sales agent. The sales agreement has been filed as an exhibit to our registration statement on Form S-3 of which this prospectus forms a part.

Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor may sell shares of our common stock. We will designate the number of shares to be issued, the time period during which sales may be made, the maximum amount of common stock to be sold through Cantor in any one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, Cantor will use its commercially reasonable efforts, consistent with its sale and trading practices, to sell on our behalf all of the shares of common stock requested to be sold by us. Cantor or we may suspend the offering of our common stock being made through Cantor under the sales agreement upon notice to the other party and subject to other conditions. Cantor and we each have the right to terminate the sales agreement in each as specified in the sales agreement.

The aggregate compensation payable to Cantor as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel in an amount up to $50,000 of Cantor. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cantor under the sales agreement, will be approximately $191,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Cantor will provide written confirmation to us following the close of trading on the Nasdaq Global Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the compensation payable to Cantor with respect to such sales and the net proceeds payable to us.

Settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cantor will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cantor against certain civil liabilities, including liabilities under the Securities Act.

Our common stock is listed on the Nasdaq Global Market and trades under the symbol “AGTC.” The transfer agent of our common stock is Computershare Trust Company, N.A.

Cantor and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Foley Hoag LLP. Cantor is being represented in connection with this offering by Latham & Watkins LLP.

EXPERTS

The financial statements and the related financial statement schedule of Applied Genetic Technologies Corporation as of June 30, 2017 and 2016 and for each of the years in the three-year period ended June 30, 2017, incorporated in this Prospectus by reference from the Applied Genetic Technologies Corporation Annual Report on Form 10-K for the year ended June 30, 2017 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Applied Genetic Technologies Corporation, that file electronically with the SEC. You may access the SEC’s website at http://www.sec.gov.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We do not incorporate the contents of our website into this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. The following documents are incorporated by reference into this prospectus:

•	our annual report on Form 10-K for the fiscal year ended June 30, 2017, filed with the SEC on September 13, 2017, as amended by the amendment to our annual report on Form 10-K/A, filed on October 27, 2017;

•	our quarterly report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 7, 2017;

•	our quarterly report on Form 10-Q for the quarter ended December 31, 2017, filed with the SEC on February 9, 2018;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 8, 2018;

•	our current report on Form 8-K filed with the SEC on July 18, 2017;

•	our current report on Form 8-K filed with the SEC on August 2, 2017;

•	our current report on Form 8-K filed with the SEC on August 17, 2017;

•	our current report on Form 8-K filed with the SEC on December 15, 2017;

•	our current report on Form 8-K filed with the SEC on December 21, 2017;

•	our current report on Form 8-K filed with the SEC on March 2, 2018; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 24, 2014.

In addition, we incorporate by reference all documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after (1) the date of the initial registration statement and prior to the effectiveness of the registration statement and (2) the date of effectiveness of the registration statement until the date on which this registration statement has been withdrawn. These documents will become a part of this prospectus from the date that the documents are filed with the SEC. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, excluding any information filed or furnished pursuant to Item 2.02 or Item 7.01, unless such Form 8-K expressly provides to the contrary.

Upon oral or written request and at no cost to the requester, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may request copies of these filings, at no cost, by writing to us at Applied Genetic Technologies Corporation, 14193 NW 119th Terrace, Suite #10, Alachua, Florida 32615, Attention: General Counsel.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. For further information about us and our securities, you should read the prospectus and the exhibits filed with the registration statement, as well as all prospectus supplements.

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APPLIED GENETIC TECHNOLOGIES CORPORATION

Up to $25,000,000 of Shares of

Common Stock

PROSPECTUS

, 2018

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts other than the registration fee are estimated):

Registration fee—SEC	$15,562.50
Accountants’ fees and expenses	**
Legal fees and expenses	**
Printing expenses	**
Transfer agent and trustee fees and expenses	**
Miscellaneous	**

TOTAL	**

**	These fees and expenses are calculated based on the securities offered and the number of issuances and distributions of the offered securities and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation and bylaws provide that: (i) we are required to indemnify our directors to the fullest extent permitted by the Delaware General Corporation Law; (ii) we may, in our discretion, indemnify our employees and agents as set forth in the Delaware General Corporation Law; (iii) we are required, upon satisfaction of certain conditions, to advance all expenses incurred by our directors and officers in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) we are authorized to enter into indemnification agreements with our directors, officers, employees and agents. In addition, we have entered into indemnification agreements with each of our directors that are broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

In the underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder, the underwriters will agree to indemnify, under certain conditions, us, our directors, certain of our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 16.	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

1.2†	Sales Agreement, dated as of May 30, 2018, by and between the Company and Cantor Fitzgerald & Co.

3.1	Fifth Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2014)

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on April 1, 2014)

4.1†	Form of Indenture

4.2*	Form of Note

4.3*	Form of Warrant Agreement

4.4*	Form of Unit Agreement

5.1†	Opinion of Foley Hoag LLP

12.1†	Calculation of consolidated ratios of earnings to fixed charges

23.1†	Consent of RSM US LLP, independent registered public accounting firm for the Company

23.2†	Consent of Foley Hoag LLP (included in Exhibit 5.1)

24.1†	Powers of Attorney (included on the signature pages to the registration statement)

25.1*	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939

†	Filed herewith.
*	To be filed by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	In the event the undersigned registrant offers the registered securities to existing security holders pursuant to warrants or rights and any securities not taken are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	In the event the undersigned registrant offers the registered securities at competitive bidding: (i) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Securities Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (ii) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

(e)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(f)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alachua, State of Florida, on May 30, 2018.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Susan B. Washer
Susan B. Washer
President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Susan B. Washer and William A. Sullivan as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Susan B. Washer Susan B. Washer	Chief Executive Officer, President and Director (Principal Executive Officer)	May 30, 2018

/s/ William A. Sullivan William A. Sullivan	Chief Financial Officer (Principal Financial and Accounting Officer)	May 30, 2018

/s/ Ed Hurwitz Ed Hurwitz	Director	May 30, 2018

/s/ Scott Koenig Scott Koenig	Director	May 30, 2018

/s/ Ivana Magovcevic-Liebisch Ivana Magovcevic-Liebisch	Director	May 30, 2018

/s/ James Rosen James Rosen	Director	May 30, 2018

/s/ Anne VanLent Anne VanLent	Director	May 30, 2018